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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP]

                                  June 7, 1999



Chancellor Media Corporation
1845 Woodall Rodgers Freeway, Suite 1300
Dallas, Texas 75201

Ladies and Gentlemen:

         We have acted as counsel to Chancellor Media Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (No. 333-_________) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering of up to 54,648,985 shares of the common stock, $0.01 par value, of the Company (the "Shares"), pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 29, 1999, by and among the Company, Capstar Broadcasting Corporation, a Delaware corporation ("Capstar"), CBC Acquisition Company, Inc., a Delaware corporation, and CMC Merger Sub, Inc., a Delaware corporation. The Shares are to be issued to the stockholders of Capstar in accordance with terms of the Merger Agreement in exchange for each such stockholder's shares of class A common stock, $0.01 par value, class B common stock, $0.01 par value, and class C common stock, $0.01 par value (collectively, "Capstar Common Stock"), of Capstar.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company, the form of the Second Amended and Restated Certificate of Incorporation of the Company attached to the Merger Agreement as Annex II, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as


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Chancellor Media Corporation
June __, 1999
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certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

         2. Assuming that the holders of a majority of the outstanding shares of the Company's common stock, $0.01 par value, approve and adopt the Company's Second Amended and Restated Certificate of Incorporation, in the form attached to the Merger Agreement as Annex II, at a duly authorized annual or special meeting of the Company's stockholders called and held for that purpose in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and the Second Amended and Restated Certificate of Incorporation is duly executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL, the Shares will be duly authorized and, when issued and delivered to the stockholders of Capstar in exchange for shares of Capstar Common Stock in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                 Very truly yours,


                                 /s/ WEIL, GOTSHAL & MANGES LLP


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